                                                                     EXHIBIT 3.2

                                   BYLAWS OF

                      UB&T FINANCIAL SERVICES CORPORATION

                            Adopted: March 16, 1998

                               TABLE OF CONTENTS

                                   BYLAWS OF
                      UB&T FINANCIAL SERVICES CORPORATION



ARTICLES                           SECTION                              PAGE
--------                           -------                              ----
ARTICLE 1
                                   OFFICES                                1
     Section 1.1.    Registered Office                                    1
     Section 1.2.    Other Offices                                        1

ARTICLE 2
                           MEETINGS OF SHAREHOLDERS                       1

     Section 2.1.    Location of Meetings                                 1
     Section 2.2.    Annual Meetings                                      1
     Section 2.3.    Special Meeting                                      1
     Section 2.4.    Notice of Meetings                                   1
     Section 2.5.    Quorum                                               1
     Section 2.6.    Majority                                             2
     Section 2.7.    Voting                                               2
     Section 2.8.    Action by Consent                                    2

ARTICLE 3
                                  DIRECTORS                               2
     Section 3.1.    Number; Election                                     2
     Section 3.2.    Vacancies                                            2
     Section 3.3.    Powers                                               3
     Section 3.4.    Compensation                                         3
     Section 3.5.    Removal                                              3

ARTICLE 4
                     MEETINGS OF THE BOARD OF DIRECTORS                   3
     Section 4.1.    Location of Meetings                                 3
     Section 4.2.    First Meeting of New Board                           3
     Section 4.3.    Regular Meetings                                     3
     Section 4.4.    Special Meetings                                     3
     Section 4.5.    Notice of Meetings                                   4
     Section 4.6.    Quorum                                               4
     Section 4.7.    Majority                                             4
     Section 4.8.    Action by Consent                                    4

ARTICLE 5
                                 COMMITTEES                               4
     Section 5.1.    Election                                             4
     Section 5.2.    Minutes                                              4

ARTICLE 6
                                   NOTICES                                4
     Section 6.1.    Required Notices                                     4
     Section 6.2.    Waiver of Notice                                     5

ARTICLE 7
                                  OFFICERS                                5
     Section 7.1.    Officers; Election; Term                             5
     Section 7.2.    Additional Officers and Agents                       5
     Section 7.3.    Salaries; Other Duties and Authority                 5
     Section 7.4.    Removal; Vacancies                                   5
     Section 7.5.    Chairman of the Board                                5
     Section 7.6.    President                                            5
     Section 7.7.    Vice President                                       6
     Section 7.8.    Secretary                                            6
     Section 7.9.    Treasurer                                            6

ARTICLE 8
                           CERTIFICATES FOR SHARES                        6
     Section 8.1.    Form of Certificates                                 6
     Section 8.2.    Lost Certificates                                    6
     Section 8.3.    Transfers of Shares                                  7
     Section 8.4.    Closing of Transfer Books                            7
     Section 8.5.    Registered Shareholders                              7
     Section 8.6.    List of Shareholders                                 7

ARTICLE 9
                               INDEMNIFICATION                            8
     Section 9.1.    Indemnification.                                     8
     Section 9.2.    Insurance                                            8
     Section 9.3.    Notice to Shareholders                               8

ARTICLE 10
                              GENERAL PROVISIONS                          9
     Section 10.1.   Dividends                                            9
     Section 10.2.   Depositories                                         9
     Section 10.3.   Contracts and Deeds                                  9
     Section 10.4.   Seal                                                 9
     Section 10.5.   Books and Records                                    9
     Section 10.6.   ByLaw Amendments                                     9

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ARTICLES                           SECTION                              PAGE
--------                           -------                              ----

                                       iv
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ARTICLES                           SECTION                              PAGE
--------                           -------                              ----

                                    BYLAWS

                                      OF

                      UB&T FINANCIAL SERVICES CORPORATION

                              (the "Corporation")

                                   ARTICLE 1
                                    OFFICES

     Section 1.1. Registered Office. The Corporation shall have a registered agent and a registered office in Georgia as initially set forth in the Corporation's Articles of Incorporation and as the board of directors may from time to time determine.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine or the business of the Corporation may make appropriate.

                                   ARTICLE 2
                           MEETINGS OF SHAREHOLDERS

     Section 2.1. Location of Meetings. All meetings of shareholders shall be held at such place within or without the State of Georgia as may be from time to time fixed by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof or at the Corporation's registered office if not so fixed or stated.

     Section 2.2. Annual Meetings. A meeting of shareholders of the Corporation shall be held annually. The annual meeting shall be held on such date as the board of directors shall determine from time to time and as shall be specified in the notice of the meeting.

     Section 2.3. Special Meeting. Special meetings of shareholders may be called for any purpose or purposes by the president, the board of directors or the holders of at least 25 percent of the outstanding voting stock of the Corporation.

     Section 2.4. Notice of Meetings. Written notice of a meeting stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting in accordance with
Article 6. Notice of any meeting at which amendments to or restatements of the Articles of Incorporation, a merger of the Corporation, a share exchange, or the disposition of corporate assets requiring shareholder approval are to be considered, shall state such purpose, and further comply with all requirements of law. Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting.

     Section 2.5. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business. If a quorum shall not be present, the shareholders present, in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such reconvened meeting, any business may be transacted which might have been transacted at the adjourned meeting.

     Section 2.6. Majority. Unless otherwise required by law, if a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, except that a unanimous vote of the issued and outstanding shares of voting capital stock shall be required to approve matters at a special meeting of shareholders with respect to which matters no notice had been given in the notice of such special meeting.

     Section 2.7. Voting. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. If the validity of any proxy is questioned it must be submitted to the secretary of the Shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting, or if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted. Reference by the secretary in the minutes of the meeting to the irregularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for other purposes. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has the right to vote, but shareholders may not cumulate their votes.

     Section 2.8. Action by Consent. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted, and any further requirements of law pertaining to such consents have been complied with.

                                 ARTICLE 3
                                 DIRECTORS

     Section 3.1. Number; Election. The board of directors shall consist of at least five and up to 25 members, with the exact number to be fixed from by resolution of the board of directors or the shareholders, provided, that the board of directors may not increase or decrease the number of members by more than two in any one year. Directors must be over age eighteen, but need not be residents of the State of Georgia or shareholders of the Corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until such person's successor shall have been elected and qualified or until the earlier resignation, removal from office, or death of such person. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 3.2. Vacancies. Any vacancy occurring in the board of directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors even though the remaining directors may constitute less than a quorum of the board of directors. If there shall be only one director and such director shall resign, he may elect a new director, who shall take office immediately upon the effectiveness of such resignation. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors present at a meeting even though less than a quorum of the board of directors is present. A director elected to fill a newly created directorship shall serve until the next election of directors by the shareholders and the election and qualification of his successor.

     Section 3.3. Powers. The business and affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or these bylaws directed or required to be exercised or done by the shareholders.

     Section 3.4. Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors or by the Shareholders. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

     Section 3.5. Removal. Any Director may be removed from office, with or without cause, upon the majority vote of the Shareholders, at a meeting with respect to which notice of such purpose is given, and a removed Director's successor may be elected at the same meeting to serve the unexpired term.

                                   ARTICLE 4
                      MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1. Location of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Georgia. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at any meeting.

     Section 4.2. First Meeting of New Board. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders at the place where such annual meeting is held. Such meeting shall be designated as the annual meeting of the board of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Alternatively, the new board of directors may convene at such place and time as shall be fixed by the consent in writing of all its members.

     Section 4.3. Regular Meetings. Regular meetings of the board of directors may be held with such frequency and at such time and at such place as shall from time to time be determined by the board. If the board has so fixed the frequency, time and place of regular meetings, no notice thereof shall be necessary.

     Section 4.4. Special Meetings. Special meetings of the board of directors may be called by the president or by any director on two days' notice to each director in accordance with Article 6.

     Section 4.5. Notice of Meetings. Notice of a meeting need not be given to any director who signs a waiver of notice either before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 4.6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time until a quorum shall be present, without notice of the time and place that the meeting will be reconvened other than announcement at the adjourned meeting.

     Section 4.7. Majority. The act of a majority of the directors present at the meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the Articles of Incorporation.

     Section 4.8. Action by Consent. Any action required or permitted to be taken at a meeting of directors or of a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all directors or all members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall be filed with the minutes of the proceedings of the board or the committee.

                                   ARTICLE 5
                                  COMMITTEES

     Section 5.1. Election. In the event that the number of directors of the corporation shall be in excess of one, the board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee, and one or more other committees, each consisting of one or more directors and each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all authority of the board of directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by a majority vote of the full board of directors.

     Section 5.2. Minutes. Each such committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE 6
                                    NOTICES

     Section 6.1. Required Notices. Whenever under the provisions of applicable law, the Articles of Incorporation or these bylaws any notice is required to be given to any director or shareholder, such notice shall be given in writing and delivered either personally or by first class mail or telegram, addressed to such director or shareholder at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered two business days after it was deposited in the United States mail with first class postage prepaid. Notices given by any other means shall be deemed delivered when received by the addressee.

     Section 6.2. Waiver of Notice. Whenever under the provisions of applicable law, the Articles of Incorporation or these bylaws, any notice is required to be given to any director or shareholder, a written waiver thereof signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

                                 ARTICLE 7
                                 OFFICERS

     Section 7.1. Officers; Election; Term. The officers of the Corporation shall be chosen by the board of directors and shall consist of a president and a secretary and such other officers or assistant officers, including vice presidents, as may be elected by the board of directors. Any person may hold more than one office. Officers shall be elected at the first meeting of the board of directors following the annual meeting of shareholders and shall hold office until their respective successors have been elected and shall have qualified, and if the board of directors shall fail in any year or years to meet and elect officers, the officers last elected shall continue to hold office. No officer need be a member of the board of directors.

     Section 7.2. Additional Officers and Agents. The board of directors may appoint such other officers, including a chairman and vice chairman of the board, a treasurer, one or more vice presidents, assistant, senior and executive vice presidents, assistant secretaries, assistant treasurers and agents as it shall deem necessary. Such officers and agents shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 7.3. Salaries; Other Duties and Authority. The salaries of all officers of the Corporation shall be fixed by the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. In addition to the duties and authority conferred upon each officer by these bylaws, each officer shall have such other duties and authority as may be conferred upon such officer by the Board of Directors or delegated to such officer by the President.

     Section 7.4. Removal; Vacancies. Any officer or agent elected or appointed by the board of directors may be removed by the board at any time with or without cause by the affirmative vote of a majority of the board of directors. Officers and agents otherwise elected or appointed may be removed in accordance with Georgia law. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

     Section 7.5. Chairman of the Board. If the Board of Directors elects a Chairman of the Board, the Chairman shall preside at all meetings of the board of directors and at all meetings of the shareholders.

     Section 7.6. President. The president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. If there shall be no Chairman of the Board, the president shall preside at all meetings of shareholders and the board of directors. The president shall have the authority and power to execute on behalf of the Corporation bonds, mortgages, notes, contracts, leases and other documents and instruments (whether or not requiring the seal of the Corporation) except where such documents or instruments are required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. If there shall be no treasurer, the president shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     Section 7.7. Vice President. Each vice president shall perform such duties and have such powers as the board of directors may from time to time prescribe.

     Section 7.8. Secretary. The secretary shall attend all meetings of shareholders and the board of directors and shall record the proceedings of such meetings in books to be kept for that purpose and shall perform like duties for any committee of directors when required. He shall give, or cause to be given, notice of all meetings of shareholders and shall perform such duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he shall have authority to affix it to any instrument requiring it, and when so affixed it may be attested by his signature.

     Section 7.9. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond in such sum with surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE 8
                            CERTIFICATES FOR SHARES

     Section 8.1. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates which shall be in such form as the Board of Directors may from time to time adopt. Such certificates shall be numbered, shall be entered in the books of the Corporation as they are issued, shall be signed by the president or a vice president and by the secretary or an assistant secretary and shall be sealed with the seal of the Corporation or a facsimile thereof.

     Section 8.2. Lost Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed. When authorizing the issuance of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     Section 8.3. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be conspicuously marked on its face "cancelled" and filed with the permanent stock records of the Corporation and the transaction shall be recorded upon the books of the Corporation.

     Section 8.4. Closing of Transfer Books. In order to determine the Corporation's shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) entitled to receive payment of any dividend or (iii) for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

     Section 8.5. Registered Shareholders. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares for the purposes of determining who shall (i) have the right to receive dividends declared with respect to such shares, or vote such shares, and (ii) be held liable for calls and assessments. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 8.6. List of Shareholders. The officer or agent having charge of the stock books and records of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof. Such list shall be arranged in alphabetical order and shall contain the address of each shareholder and the number of shares, and class and series, if any, of shares held by each such shareholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder immediately prior to and during the meeting. Such list shall be prima facie evidence of who is a shareholder of record.

                                   ARTICLE 9
                                INDEMNIFICATION

     Section 9.1. Indemnification. Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein.

     In any instance where the laws of the State of Georgia permit indemnification to be provided to persons who are or have been an officer or director of the Corporation or who are or have been an officer, director, partner, joint venturer or trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made (i) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the board of directors or its committee in the manner prescribed in (i) or (ii), or if a quorum of the board of directors cannot be obtained under (i), and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

     Section 9.2. Insurance. The Corporation may purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of Georgia.

     Section 9.3. Notice to Shareholders. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of Georgia.

                                  ARTICLE 10
                              GENERAL PROVISIONS

     Section 10.1. Dividends. Subject to applicable laws and the provisions of the Articles of Incorporation relating thereto, if any, dividends may be (i) declared by the board of directors at any regular or special meeting, and (ii) paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend, the board may set aside out of any funds of the Corporation available for dividends such sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 10.2. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     Section 10.3. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

     Section 10.4. Seal. The Corporation shall have a corporate seal which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal Georgia." The seal may be used by the Secretary of the Corporation by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The board of directors may from time to time authorize any other officer to affix the seal of the Corporation and to attest to such affixation by his signature.

     Section 10.5. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholder, board of directors, and committees of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

     Section 10.6. ByLaw Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors or the shareholders. Any bylaws adopted by the board of directors may be altered, amended or repealed by the board of directors or the shareholders, but new bylaws adopted by the shareholders may be altered, amended or repealed only by the shareholders.

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